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                                                                    Exhibit 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)



                                                          Three Months         Three Months
                                                         Ended September     Ended September
                                                            30, 1999             30, 1999
                                                         ---------------     ---------------
BASIC:

Weighted average number of common shares outstanding               7,983               7,459
                                                         ===============     ===============

Net income allocable to common shareholders              $         1,294     $         1,462
                                                         ===============     ===============

Net income per common share -- basic                     $          0.16     $          0.20
                                                         ===============     ===============

DILUTED:

Weighted average number of common shares outstanding               7,983               7,459
Weighted average common stock equivalents -
  Dilutive options                                                   639                 948
  Dilutive warrants                                                   --                   6
                                                         ---------------     ---------------

Weighted average number of common shares outstanding               8,622               8,413
                                                         ===============     ===============

Net income allocable to common shareholders              $         1,294     $         1,462
                                                         ===============     ===============

Net income per common share -- diluted                   $          0.15     $          0.17
                                                         ===============     ===============
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